Exhibit 9.1

Summit LLC
Certified Public Accountants
999 18th Street ● Suite 3000
Denver, CO 80202

January 8, 2021

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, NE

Washington, D.C. 20549-0405

RE:	Masterworks 006, LLC Form 1-U (File No. 024-11159)

We have read the statements made by Masterworks 006, LLC (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4(a) of Form 1-U, as part of the Form 1-U of Masterworks 006, LLC dated January 8, 2021. We agree with the statements concerning our Firm in such Form 1-U.

Very truly yours,

Summit LLC